FOR IMMEDIATE RELEASE

Business Development Corporation of America

Announces Receipt of Investment Grade Rating of BBB from Kroll Bond Rating Agency, Inc. and the
Signing of a Three-Year, $150 Million Financing Facility with UBS

New York, New York, April 7, 2015 ˗ Business Development Corporation of America (“BDCA” or the “Company”) announced today that Kroll Bond Rating Agency, Inc. (“KBRA”) has initiated coverage on the Company with an investment grade rating of BBB.

Peter M. Budko, Chairman and Chief Executive Officer of BDCA, commented, “We are extremely pleased to have received an investment grade rating of BBB from KBRA. This rating further validates our strong credit quality, our experienced management team, our conservative approach to underwriting and our unique approach to investing.”

Added Robert K. Grunewald, President, Chief Operating Officer, and Chief Investment Officer of BDCA, “It is a tremendous accomplishment of this management team to build an investment grade-rated business development company from the ground up in less than four years. We are committed to continuously improving our value proposition for our investors.”

BDCA also announced today that it has entered into a $150 million financing facility with UBS AG, London Branch (“UBS”).  The financing facility involves a repurchase agreement between BDCA and UBS on certain notes issued by BDCA’s wholly-owned special purpose subsidiary, BDCA Helvetica Funding, Ltd. (the “Facility”). Pricing under the Facility is based on three-month LIBOR plus a spread of 3.90% per annum for the relevant period.

“We are excited to partner with UBS for this debt financing facility,” said Robert K. Grunewald, President, Chief Operating Officer and Chief Investment Officer of BDCA. “We look forward to continuing to grow our relationship with UBS over time.”

Peter M. Budko, Chairman and Chief Executive Officer of BDCA added, “With the closing of this financing arrangement with UBS, we are now well on the path to diversifying and differentiating our debt financing arrangements. We believe BDCA’s ability to raise debt financing from multiple independent financial institutions and our recently announced investment grade rating further demonstrates BDCA’s position as a leading non-traded business development company and is a reflection of the quality of its loan portfolio and our management team.

About BDCA

A registration statement relating to the common stock of BDCA was filed with and has been declared effective by the U.S. Securities and Exchange Commission (the “SEC”). These securities have not been approved or disapproved by the SEC or any state securities commission, nor have they passed upon the accuracy or adequacy of the prospectus. The offering of BDCA’s common stock is being made solely by means of a written prospectus forming part of the effective registration statement. The prospectus, which is available at www.bdcofamerica.com and http://www.sec.gov and may be obtained by calling 1-888-518-8073, contains additional information about BDCA. The prospectus should be read carefully by an investor before investing. Investors are advised to consider the investment objectives, risks, charges and expenses of BDCA carefully before investing. This press release is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer and sale is not permitted.

Important Notice

The statements in this press release that are not historical facts may be forward-looking statements, including statements with regard to the future performance of BDCA. These forward-looking statements involve risks and uncertainties that could cause the outcome to be materially different.

Prospective investors should consider the investment objectives, risks, and charges and expenses of BDCA carefully before investing. BDCA’s prospectus contains information about these important issues as well as other information about BDCA. A prospectus for BDCA may be obtained by calling 877-373-2522 or writing us in care of: Realty Capital Securities, LLC, One Beacon Street, 14th Floor, Boston, MA 02108. You may also download a copy of BDCA’s prospectus by going to www.bdcofamerica.com. Please read the prospectus carefully before investing.

Contacts

Anthony J. DeFazio SVP of Public Relations DDCworks tdefazio@ddcworks.com Ph: (484-342-3600)	Andrew G. Backman Managing Director Investor & Public Relations abackman@rcscapital.com Ph: (212-415-6500)	Nicholas Radesca, CFO, Treasurer & Secretary Business Development Corporation of America nradesca@arlcap.com Ph: (212-415-6500)